UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2021

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	DLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Dolby Laboratories, Inc. (the “Company”) announces that the Board of Directors (the “Board”) of the Company has appointed Tony Prophet to the Board, effective as of December 6, 2021, to serve until the Company’s 2022 annual meeting of stockholders or until his successor is duly elected and qualified. On December 8, 2021, the Company issued a press release announcing the appointment, the full text of which is filed as Exhibit 99.1 and incorporated herein by reference.

Mr. Prophet was formerly the Chief Equality and Recruiting Officer at Salesforce, which he joined in September 2016 until July 2021. Before Salesforce, Mr. Prophet served as Corporate Vice President, Education Marketing, of Microsoft Corporation, from June 2015 to September 2016, as Corporate Vice President, Windows and Search Marketing, from February 2015 to June 2015, and as Corporate Vice President, Windows Marketing, from May 2014 to February 2015. Prior to Microsoft, Mr. Prophet held leadership roles at HP Inc. since 2006, including leading worldwide PC and printing operations. Before that, Mr. Prophet served in positions of increasing responsibility at multiple organizations, including leading worldwide operations for the Carrier Business unit of United Technologies and rising to Partner at Booz Allen Hamilton. In addition to his operating roles, Mr. Prophet served on the board of Gannett Co., Inc., a subscription-led and digitally focused media and marketing solutions company, from 2013 to May 2019. Mr. Prophet is also a Board Advisor to Aviso AI, a provider of a predictive revenue intelligence platform, since September 2021. He holds a BS in industrial engineering from General Motors Institute (now Kettering University) and an MBA from the Stanford Graduate School of Business.

The Board has affirmatively determined that Mr. Prophet is independent under the listing standards of the New York Stock Exchange.

Mr. Prophet will be compensated for his service on the Board in accordance with the Company’s standard compensation policy for non-employee directors, the terms of which were described in the section entitled “Compensation of Directors” in the Company’s proxy statement for its 2021 annual meeting of stockholders, filed with the SEC on December 18, 2020. In addition, Mr. Prophet will enter into the Company’s standard form of indemnification agreement, a copy of which was filed with the SEC on November 19, 2004 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-120614).

There is no arrangement or understanding between Mr. Prophet and any other persons pursuant to which he was elected as a director. In addition, Mr. Prophet is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

Disclosure Channels to Disseminate Information

The Company disseminates information to the public about the Company, its products, services and other matters through various channels, including the Company’s website (www.dolby.com), investor relations website (http://investor.dolby.com), SEC filings, press releases, public conference calls and webcasts, in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public through these channels, as such information could be deemed to be material information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Dolby Laboratories, Inc. dated December 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ ANDY SHERMAN
Andy Sherman Executive Vice President, General Counsel and Corporate Secretary

Date: December 8, 2021